                                  EXHIBIT 23.3

                        Robert Glenn, Petroleum Engineer,
                Lindon Exploration Company, The Woodlands, Texas.

I hereby give my consent to the inclusion of references to my report given in the Form SB-2 Registration Statment,and amendments, filed with the SEC by the company Ness Energy International, Inc.

/s/ Robert Glenn,Petroleum Engineer